EXHIBIT 10.97

CONVERTIBLE SECURED PROMISSORY NOTE

$3,000,000	Maturity Date:

December 24, 2003

FOR VALUE RECEIVED, Incara Cell Technologies, Inc. (the “Maker”) hereby promises to pay to the order of Goodnow Capital, Inc. or its successors, assigns and legal representatives (the “Holder”), at 152 West 57th Street, 21st Floor, New York, New York 10019, or at such other location as the Holder may designate from time to time, the aggregate principal sum of all advances (each, an “Advance” and, collectively, the Advances”) made by the Holder to the Maker, in lawful money of the United States of America, together with interest on each such Advance at a rate of 10% per annum.

1. Advances. The Holder shall make Advances to the Maker from time to time upon the request of the Maker, subject to a limit of Three Million Dollars ($3,000,000), only in accordance with the terms of the budget attached hereto as Exhibit A (the “Budget”) or any development plan (the “Plan”) approved in writing by the Holder and Incara Pharmaceuticals Corporation (“Incara”), or as otherwise determined by the Holder in its sole discretion. The proceeds of any Advance shall be used by the Maker only for the specific purposes set forth in the Budget or as otherwise approved in advance in writing by the Holder. For purposes of clarity, the reference in the preceding sentence to the Maker’s use of proceeds of any Advance shall be deemed to include the making of advances to Incara for its payment of those payables specified in the Budget. The principal amount of each Advance made by the Holder and all payments made by the Maker shall be entered by the Holder on its books and records; which books and records shall be conclusive evidence of the amounts outstanding hereunder absent manifest error. For as long as any amount payable under this Note remains unpaid, the Holder shall have full and complete access to the Maker’s books and records (including the right to make copies thereof and take extracts therefrom) for purposes of ensuring that the proceeds of any Advance are being used for the specific purposes set forth in the Budget or the Plan or as otherwise approved in advance in writing by the Holder.

2. Maturity Date. The aggregate principal amount of the Advances and accrued interest thereon shall be due and payable on the earlier of (i) December 24, 2003 and (ii) the consummation of a merger (the “Merger”) of a wholly owned subsidiary of the Maker with and into Incara (the “Maturity Date”).

3. Interest on Overdue Amounts. If the Maker fails to pay any amount hereunder when due, whether on the Maturity Date, upon acceleration or otherwise, and such failure continues for a period of five (5) business days or more, interest shall thereafter accrue on any overdue amounts at a rate of 15% per annum until paid in full.

4. Calculation of Interest. Interest hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

5. Prepayment. The Maker may not prepay this Note at any time without the prior written consent of the Holder. Any permitted prepayments hereunder shall be applied first, to the payment of any expenses then owed to the Holder, second, to accrued interest on this Note and third, to the payment of the principal outstanding under this Note. The Maker shall not have the right to set off or otherwise deduct from amounts payable by it hereunder any amounts whether liquidated or unliquidated, which the Holder or any of its affiliates may owe to the Maker, which right is hereby expressly waived to the maximum extent permitted by applicable law.

6. Conversion.

(a) At any time on or prior to the Maturity Date, the Holder shall have the right to convert all, but not less than all, of the principal of and accrued interest on this Note into a number (rounded down in the case of any fractional shares) of fully paid and non-assessable shares of Common Stock, par value $.001 per share, of the Maker (“Common Stock”) equal to the amount being converted divided by $.10 per share (the “Conversion Price”), which Conversion Price assumes that the common stock of Incara will be converted into Common Stock on a one-for-one basis in the Merger. The Conversion Price shall be appropriately adjusted for stock splits, reverse stock splits, reclassifications, recapitalizations, or other similar occurrences affecting the number of shares of Common Stock outstanding or the number of shares of Incara common stock outstanding.

(b) To effect the conversion of this Note, the Holder shall surrender this Note to the Maker together with a written notice of conversion specifying the date on which such conversion is to be effected, which date may not be less than two business days after the date of such notice, unless the Maker consents to an earlier date (such date, the “Conversion Date”) and a representation letter to the Maker containing customary private placement representations and warranties so that the issuance of the shares of Common Stock upon conversion of this Note shall be exempt from registration under the Securities Act of 1933, as amended. Promptly following the Conversion Date, the Maker shall issue to the Holder the shares of Common Stock into which this Note has been converted, registered in the name of the Holder or its nominee and shall mail the certificate(s) representing such shares to the Holder at the address specified by the Holder. From and after the Conversion Date, the Holder shall be treated for all purposes as the owner of the shares of Common Stock into which this Note has been converted and the certificate(s) for such shares shall be issued as of the Conversion Date. As used herein, “business day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

(c) Notwithstanding the other provisions of this Section 6, the principal of and accrued interest on this Note shall automatically be converted into fully paid and non-assessable shares of Common Stock at the Conversion Price without any action on the part of the Holder upon consummation of the Merger.

(d) The Maker shall, prior to any conversion of this Note by the Holder or any automatic conversion of this Note pursuant to Section 6(c), have reserved a sufficient number of duly authorized shares of Common Stock to satisfy the conversion rights granted to the Holder hereunder.

7. Representations and Warranties. The Maker hereby represents and warrants to the Holder as follows:

(a) The Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease its property and assets and to carry on its business as presently conducted.

(b) The Maker has full corporate power and authority to execute and deliver this Note, and the Security Agreement, dated of even date herewith (the “Security Agreement”), and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Note and the Security Agreement have been duly authorized, executed and delivered by the Maker and constitute a valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

(c) Except as set forth in a schedule of exceptions of even date herewith provided to the Holder (the “Schedule of Exceptions”), neither the execution and delivery of this Note or the Security Agreement nor the performance by the Maker of its obligations hereunder or thereunder will (i) contravene any provision contained in the Maker’s Certificate of Incorporation or by-laws, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Maker is a party or by which it is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any Lien (as defined below) on any of the Maker’s assets or properties (except for the security interests created pursuant to the Security Agreement), or (iv) result in the acceleration of, or permit any person or entity to accelerate or declare due and payable prior to its stated maturity, any obligation of the Maker.

(d) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person or entity is necessary for the execution, delivery or performance of this Note or the Security Agreement or the consummation of the transactions contemplated hereby or thereby.

(e) The shares of Common Stock issuable upon conversion of this Note in accordance with its terms have been duly authorized and reserved for issuance,

and when issued upon the due conversion of this Note, shall be validly issued, fully paid and non-assessable.

8. Covenants. The Maker agrees that, so long as any amount payable under this Note remains unpaid, it will not, without the prior written consent of the Holder:

(a) create, incur, guarantee, issue, assume or in any manner become liable in respect of, any obligation (i) for borrowed money, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien (as defined below) on any asset of the Maker, whether or not such obligation is assumed by the Maker and (vii) of any other person or entity, other than indebtedness for borrowed money existing on the date of this Note or other obligations or other liabilities incurred in connection with Liens permitted to be incurred under Section 8(b)(vi) or 8(b)(vii) hereof;

(b) create, incur, assume or suffer to exist any lien, claim, pledge, charge, security interest or encumbrance of any kind (“Liens”) on any asset now owned or hereafter acquired by it, except:

(i) Liens existing on the date hereof;

(ii) Liens for taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Maker shall have set aside on its books adequate reserves;

(iii) Liens incurred or pledges and deposits in connection with workers’ compensation, unemployment insurance and other social security benefits, or securing the performance bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;

(iv) Liens imposed by law, such as mechanics’, carriers’, warehousemen’s, materialmen’s and vendors’ Liens, incurred in good faith in the ordinary course of business;

(v) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Maker taken as a whole or impair the use of such property in the operation of the Maker’s business;

(vi) Liens incurred or assumed which are either purchase money Liens upon or in any property acquired or Liens in connection with capital lease transactions in the ordinary course of business; and

(vii) other Liens incidental to the conduct of the Maker’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money, and which do not in the aggregate materially detract from the value of its property or assets;

(c) declare or make any (i) any dividend, distribution or other payment on any capital stock of the Maker or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any capital stock or (B) any option, warrant or other right to acquire capital stock of the Maker; or

(d) cease to be a wholly owned, direct subsidiary of Incara (other than as a result of the Merger).

9. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) The Maker shall fail to pay any amount under this Note when due (whether at the Maturity Date, upon acceleration or otherwise);

(b) The Maker shall (i) fail to use the proceeds of any Advance only for the specific purposes set forth in the Budget or the Plan or as otherwise approved in advance in writing by the Holder, (ii) fail to afford the Holder full and complete access to its books and records as specified in Section 1, or (iii) shall fail to observe or perform any of the covenants set forth in Section 8.

(c) The Maker shall fail to observe or perform any other covenant or agreement contained in this Note or the Security Agreement and such failure shall continue for a period of thirty (30) days;

(d) Any representation or warranty made by the Maker in this Note or the Security Agreement shall have been untrue or misleading in any material respect when made;

(e) The Maker fails to make a required payment or payments on indebtedness for borrowed money of Twenty-Five Thousand Dollars ($25,000) or more in aggregate principal amount;

(f) There shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Maker of Twenty-Five Thousand Dollars ($25,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Maker of notice of such acceleration);

(g) Any covenant, agreement or obligation of the Maker in the Security Agreement shall cease to be enforceable, or shall be determined to be unenforceable in any material respect; or any of the security interests granted to the Holder in the Security Agreement shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the collateral covered by the Security Agreement;

(h) Any Event of Default shall have occurred and be continuing under the Guaranty, dated of even date herewith (the “Guaranty”), made by Incara;

(i) Any Event of Default shall have occurred and be continuing under the Security Agreement, dated of even date herewith, made by Incara in favor of the Holder;

(j) The Maker shall merge or consolidate with or into any other person or entity, sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, participate in any share exchange, consummate any recapitalization, reclassification, reorganization or other business combination transaction or adopt a plan of liquidation or dissolution or agree to do any of the foregoing (other than the Merger);

(k) The Holder, the Maker and Incara shall not have entered into a definitive agreement for the Merger on or before September 15, 2003;

(l) The Merger shall not have been consummated on or before December 24, 2003;

(m) The Merger shall not for any reason result in the automatic conversion of Incara’s outstanding Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), into shares of the Maker’s Series B Preferred Stock at a conversion price of $64.90 per share immediately upon consummation of the Merger or any holder of the Series C Preferred Stock shall commence, prior to the consummation of the Merger, an action, suit or proceeding to avoid or contest such conversion;

(n) One or more judgments in an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) shall have been rendered against the Maker and such judgment or judgments remain undischarged or unstayed for a period of sixty (60) days after such judgment or judgments become or became, as the case may be, final and unappealable;

(o) The Maker shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed with or without the consent of the Maker; or the Maker is generally not paying its debts as they become due by means of available assets or is insolvent, or has made a general assignment for the benefit of creditors; or the Maker files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if, within sixty (60) days after the commencement of any proceeding against the Maker seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of the Maker or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within sixty (60) days after the expiration of any such stay, such order or appointment shall not have been vacated (collectively, an “Insolvency Event”); or

(p) any Insolvency Event shall have occurred with respect to Incara.

Upon the occurrence of any Event of Default, the Holder may, at its option, declare all amounts due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in clauses (o) or (p) occurs, then all amounts due hereunder shall become immediately due and payable without any declaration or other act on the part of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the Guaranty and the Security Agreement. If an Event of Default occurs, the Maker shall pay to the Holder the reasonable attorneys’ fees and disbursements and all other out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder and under the Security Agreement.

10. Secured Obligation. This Note is the Note referred to in the Security Agreement and is secured by the collateral described therein (collectively, the “Collateral”). The Security Agreement grants the Holder certain rights with respect to the Collateral upon an Event of Default.

11. Reimbursement of Expenses. In addition to its other obligations hereunder, not later than the close of business on the date hereof or one (1) business day after receipt of an invoice therefor, the Maker shall reimburse the Holder for the fees and disbursements incurred by the Holder’s counsel in connection with the preparation, negotiation and execution of this Note.

12. Waiver of Presentment, Demand and Dishonor. The Maker hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Note, and waives and renounces all rights to the benefit of any statute of limitations or any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

No failure on the part of the Holder hereof to exercise any right or remedy hereunder with respect to the Maker, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt of the Maker evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and the Maker hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

13. Amendment; Waiver. No modification, alteration, waiver or change of any of the provisions hereof shall be effective unless in writing and signed by the Maker and the Holder and, then, only to the extent set forth in such writing.

14. Governing Law; Consent to Jurisdiction. This Note shall be binding upon the Maker and its successors, assigns and legal representatives. The validity, construction and interpretation of this Note will be governed, and construed in accordance with, the laws of the State of New York. THE MAKER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

The Maker irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Maker anywhere in the world by the same methods as are specified for the giving of notices under the Security Agreement. The Maker irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Maker irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

ATTEST:	INCARA CELL TECHNOLOGIES, INC.

By:
Name:	Name:
Title:

Dated: July 28, 2003